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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated April 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of HMT Technology Corporation and its subsidiary, as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997. We also consent to the reference to our firm under the caption "Experts."



                                               /s/ Coopers & Lybrand L.L.P.


San Jose, California
August 13, 1997